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                                EXHIBIT (10)(f)
                                ---------------

                                 SUDBURY, INC.

                             STOCK OPTION AGREEMENT
                             ----------------------

                                                                   July 29, 1994
To:                       Jacques R. Sardas
                          Sudbury, Inc.
                          30100 Chagrin Boulevard, Suite 203
                          Cleveland, Ohio  44124


                          Sudbury, Inc., a Delaware corporation (the "Company")
hereby grants to Jacques R. Sardas ("Sardas"), effective as of the date of this Agreement, non-qualified options (the "Options") to purchase in the aggregate 479,893 shares of the Company's Common Stock, par value $.01 per share (the "Shares"). Sardas, by his execution of this Agreement hereby agrees to its terms and conditions.

                          This Agreement is entered into in connection with
Sardas' Employment Agreement with the Company dated January 13, 1992, as amended, (the "Employment Agreement") and the anti-dilution provisions of the related stock option agreement, dated September 1, 1992 (the "Option Agreement"), as well as under that certain Settlement Agreement between the Company and Sardas, dated July 29, 1994, (the "Settlement Agreement").


1.                        DEFINITIONS.
                          -----------

                          As used herein, the following terms shall have the following meanings:

                                  (a)      "CLOSING PRICE" means on any day,
                          when used with respect to the Common Stock, the last reported sale price or, in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for such purposes.

                                  (b)      "COMMON STOCK" means the Common
                          Stock of the Company or any other stock of any class or classes (however designated) of the Company, now or hereafter authorized, the holders of which shall have the right, without limitation as






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         to amount, either to all or to a part of the balance
         of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

                 (c)      "EXERCISE PRICE" means the exercise
         price of the Shares upon exercise of Options, as is set forth in Section 3(a) below.

                 (d) "HOLDER" means Sardas or any subsequent permitted transferee of the Options issued to Sardas pursuant to this Agreement as is set forth in Section 7 below.

                 (e) "OUTSTANDING COMMON STOCK" means the Common Stock outstanding at any given time plus (1) all shares reserved for issuance in connection with the exercise of options previously granted under the Employment Agreement, as amended, and (2) all shares reserved for issuance in connection with Series A and Series B Participation Certificates.

         Outstanding Common Stock shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.


2.       REPRESENTATIONS AND WARRANTIES.
         ------------------------------

         The Company represents and warrants to Sardas as follows:

                 (a) CORPORATE ACTION. The Company has all requisite corporate power and authority, and has taken all necessary corporate action, to authorize, execute and deliver this Agreement, to issue and deliver the Options, to authorize and reserve for issuance, and upon payment from time to time of the Exercise Price to issue and deliver, the Shares. The Shares, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

                 (b) NO VIOLATION. Neither the execution or delivery of this Agreement nor the consummation of the transactions herein contemplated does or will result in a breach or violation of, or constitute a default or an event permitting acceleration under, any statute, the Certificate of Incorporation or the By-Laws of the Company (as either may then be in effect) or any mortgage, lease, indenture or any other agreement, instrument, decree, order, judgment, rule or regulation to which the Company is subject or a party.



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3.       FORM AND EXERCISE OF OPTIONS.
         ----------------------------

                 (a) TERM. Options to purchase 109,270 Shares are exercisable at any time and from time to time on and after the date hereof and prior to their expiration at 5:00 p.m., Cleveland time, on September 1, 1996, at an Exercise Price per Share of $3.17. Options to purchase 115,021 Shares are exercisable at any time and from time to time on and after the date hereof and prior to their expiration at 5:00 p.m., Cleveland time, on September 1, 1999, at an Exercise Price per Share of $5.67. Options to purchase 255,602 Shares are exercisable at any time and from time to time on and after January 13, 1996, and prior to their expiration on September 1, 2002, at an Exercise Price per Share of $5.015.

                 (b)      MERGER, CONSOLIDATION, ETC.

                          (i) In the event that at any time prior to the expiration of this Option each of the outstanding shares of Common Stock of the Company (except shares held by dissenting shareholders) shall be changed to or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through merger, consolidation or other business combination, then for all purposes of this Option there shall be substituted for each Share purchasable hereunder the number and kind of shares of stock or other securities into which each such Share shall be so changed, or for which each such Share shall be so exchanged, and the shares or securities so substituted for each such Share shall be subject to purchase at the Exercise Price, as above provided.

                          (ii) If the Company shall liquidate or dissolve, or shall be a party to a merger or consolidation with respect to which the Company shall not be the surviving corporation, the Company shall give prior written notice thereof to the Holder at least thirty (30) days prior thereto. To the extent that this Option shall not have been exercised on or prior to the effective date of such liquidation, dissolution, merger or consolidation, it shall terminate on said date, unless it is assumed by another corporation.

                 (c) METHOD OF EXERCISE. Each Option may be exercised in full or in part by the person or persons entitled to exercise the Option by written notice of the number of full Shares with respect to which the Option is to be exercised. Such notice shall be delivered to the Company at its principal office at 30100 Chagrin Boulevard, Suite 203, Cleveland, Ohio 44124, accompanied by payment, in cash, by certified or official bank check payable to the order of the Company, or by bank wire transfer, in the respective amount obtained by multiplying the number of Shares (after giving effect to any adjustment therein as provided below) designated in such notice by the Exercise Price per share (after giving effect to any adjustment therein as provided below).



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                 (d)      DELIVERY OF STOCK CERTIFICATES ON EXERCISE.  As soon
         as practicable after the exercise of any Option in full or in part, and in any event within ten (10) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the person or persons having so exercised the Option, a certificate or certificates for the number of fully paid and nonassessable Shares to which such person or persons shall be entitled upon such exercise, plus in lieu of any fractional share to which such person or persons would otherwise be entitled, cash equal to such fraction multiplied by the Closing Price on the date of the exercise of one full share of Common Stock.

                 (e) MERGER WITH AFFILIATE. In case of any merger of the Company into, or sale of substantially all of its assets to, an affiliate, or a merger of an affiliate into the Company resulting in a reclassification or exchange of shares of the Company's Common Stock (the "Transaction"), the Options shall thereafter be exercisable, on such terms and subject to such conditions as shall be as nearly equivalent as may be practicable to the provisions set forth in this Agreement, only into the kind and amount of securities, cash and other property ("Substituted Property") that would have been issued to a Holder if the Options had been exercised in full immediately prior to the Transaction. Further, in such event, the rights and obligations of the Company (or, in case the Company is not the survivor, the acquiror) and of the Holders in respect of the Substituted Property shall be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holders in respect of the Shares as set forth in this Agreement.


4.       STOCK DIVIDENDS; SPLITS; COMBINATIONS.
         -------------------------------------

         The Options are subject to the following terms and conditions during the term hereof.
                 (a) DIVIDENDS AND OTHER DISTRIBUTIONS. In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, (1) the Exercise Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction of which the numerator shall be the number of shares of Outstanding Common Stock at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, and
         (2) the number of Shares purchasable hereunder shall be increased proportionately to that number which when multiplied by the Exercise Price as adjusted herein is equal to the number of Shares initially purchasable hereunder multiplied by the initial Exercise Price. All such adjustments shall become effective immediately after the opening of business on the day following the date fixed for such determination.



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                 (b)      STOCK SPLITS; COMBINATIONS; ETC.  In case outstanding
         shares of Common Stock shall be subdivided (by reclassification or otherwise) into a greater number of shares of Common Stock, (1) the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and (2) the number of Shares purchasable hereunder shall be increased proportionately to that number which when multiplied by the Exercise Price as adjusted herein is equal to the number of Shares initially purchasable hereunder multiplied by the initial Exercise Price. In case outstanding shares of Common Stock shall be combined into a lesser number of shares of Common Stock, (3) the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, and (4) the number of Shares purchasable hereunder shall be decreased proportionately to that number which when multiplied by the Exercise Price as adjusted herein is equal to the number of Shares initially purchasable hereunder multiplied by the initial Exercise Price. All such adjustments shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. In the event that there shall be any other change in the number or kind of outstanding Common Stock or other securities of the Company, or of any shares of stock or other securities into which Shares shall have been changed or for which they shall have been exchanged, then the Board of Directors may make such adjustment in the number or kind of shares of stock or other securities subject to purchase and the Exercise Price as the Board of Directors, in its sole discretion, may determine.

                 (c) ADJUSTMENT FOR TAX PURPOSES. The Company may make such changes in the Exercise Price and number of Shares purchasable hereunder, in addition to those required by paragraphs (a) and (b) of this Section, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipient.

                 (d) COMPUTATION OF ADJUSTMENT. Whenever the Exercise Price is adjusted as provided in this Section:

                      (i) the Company shall compute the adjusted Exercise Price and number of Shares purchasable hereunder and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with and maintained as a part of the Company's records; and

                      (ii) a notice stating that the Exercise Price and number of Shares purchasable hereunder has been adjusted and setting forth the adjusted Exercise Price and number of Shares purchasable hereunder shall be mailed by the Company to any Holder at his last address as it shall appear on the records of the Company.


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5.       COMPLIANCE WITH THE SECURITIES ACT OF 1933.
         ------------------------------------------

                 (a) REGISTRATION UNDER SECURITIES ACT. Neither the Options nor the Shares have been registered under the Securities Act of 1933, as amended, (the "Securities Act"). The Shares shall bear any legend which, in the Company's judgment is required by law. The Company will use its best efforts to register the Shares on a Registration Statement on Form S-8, subject to its satisfaction that it is qualified to use such Form S-8 for such purpose.

                 (b) REGISTRATION OF UNDERLYING COMMON STOCK. If at any time prior to September 1, 2002, the Company shall determine to file a registration statement under the Securities Act (on a form that can be used for a secondary distribution other than on Forms S-4 and S-8) in connection with a proposed underwritten public offering of shares of Common Stock solely for cash and for its own account, the Company shall give each Holder written notice of such determination. Within 30 days after the giving of such notice by the Company, any such Holder may request in writing that the Company include in such registration all or any portion of the Shares underlying such Options as are owned by such Holder. The Company will cause all shares of Common Stock that are the subject of such a request from such a Holder and that have been purchased by a valid exercise of Options prior to the date of the initial filing of a registration statement with the Securities and Exchange Commission to be included in such registration, subject to the provisions of this Section 5(b). All shares of Common Stock owned by a requesting Holder and included in such registration shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If, however, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all shares of Common Stock requested for inclusion by such Holders would interfere with the successful public offering and sale of a lesser number of shares of Common Stock being offered by the Company and by others having registration rights superior to these, the number of shares of Common Stock requested to be included by such Holders and the holders of any shares of Common Stock having registration rights pari passu to these shall be reduced pro rata or, if necessary in such managing underwriter's good faith judgment, shall not be included in the registration. All of the reasonable fees, costs and expenses of a registration pursuant to this Section 5(b), including (without limitation) all federal and state registration, filing and qualification fees, printing expenses, and fees and expenses of counsel and accountants for the Company, shall be borne by the Company, except that each Holder having shares of Common Stock included in any such registration, shall bear its own underwriting discounts and commissions and any fees and disbursements of separate legal counsel and accountants hired by it in connection with such registration.


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                 (c)      INDEMNIFICATION.

                      (i) In the event that a Holder has shares of Common Stock included in a registration pursuant to Section 5(b) hereof, the Company shall indemnify such Holder and hold such Holder harmless from and against all claims, losses, damages, costs and expenses to which such Holder may become subject under the Securities Act, state securities laws or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any other related document, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, cost or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by such Holder specifically for use in such registration.

                      (ii) Each Holder shall, if shares of Common Stock owned by such Holder are included in a registration which is the subject of Section 5(b) hereof, indemnify and hold harmless the Company and each of its officers and directors and each person controlling the Company, and each Holder with shares of Common Stock included in any such registration, together with the officers, partners, and directors of and each person controlling such Holder, from and against all claims, losses, damages, costs and expenses to which any of them may become subject under the Securities Act, state securities laws or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any other related document, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information furnished in writing to the Company by the Holder specifically for use in such registration.

                    (iii) Promptly after receipt by an indemnified party under subsections (i) or (ii) above of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim is to be made against the indemnifying party pursuant to the provisions of said subsection (i) or (ii), notify the indemnifying party of the commencement thereof, but the omission so to notify shall not relieve the indemnifying party from any liability which it may have to an indemnified party, except to the extent such indemnifying party is




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                 prejudiced by such omission.  The indemnifying party shall have the right to participate in and, to the extent that it may wish, singly or jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party pursuant to the provisions of said subsections (i) or
                 (ii) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party, which consent may not be unreasonably withheld.


6.       FURTHER COVENANTS OF THE COMPANY.
         --------------------------------

                 (a) RESERVATION OF STOCK. The Company shall at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Options, the maximum number of Shares from time to time issuable upon the exercise of the Options and shall take all necessary actions to ensure that the par value per share, if any, of Shares is at all times equal to or less than the then effective Exercise Price per share.

                 (b) TITLE TO STOCK. All the Shares delivered upon the exercise of the Options shall be duly authorized, validly issued, fully paid and nonassessable; each Holder of an Option shall receive good title to the Shares, free and clear of all voting and other trust arrangements, liens, encumbrances, equities, and claims whatsoever; and the Company shall have paid all taxes and expenses, if any, in respect of the issuance thereof.

                 (c) LISTING ON SECURITIES EXCHANGE. If the Company at any time shall list any Common Stock on any national securities exchange, the Company will, at its expense, simultaneously list on such exchange, upon official notice of issuance upon the exercise of the Options, and maintain such listing of, all of the Shares from time to time issuable upon the exercise of the Options.

                 (d) REPORTS BY THE COMPANY. The Company agrees that during the term of the Options, it will provide each Holder of Options a copy of its audited financial statements with respect to such fiscal year at the time such financial statements are provided to all holders of Common Stock and provide such Holder of Options a copy of communications sent to all holders of Common Stock.

                 (e) TREASURY SHARES. The Company will not pay any dividend or make any distribution (including issuance of rights, warrants or options) on shares of Common Stock held in the treasury of the Company.



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7.       NONTRANSFERABILITY.  The Options shall not be transferable, other than to the following permitted transferees: by will or the laws of descent and distribution, and the Options may be exercised, during the lifetime of the holder of the Option, only by him, or in the event of death, by the legal representative of his estate who shall acquire the right to exercise or receive the Option, by bequest or inheritance, or by reason of Sardas' death.


8.       OPTION HOLDERS NOT DEEMED SHAREHOLDERS.
         --------------------------------------

         No Holder, as such, of any Option shall be entitled to vote, receive dividends or be deemed for any purposes the holder of the Shares nor shall anything else contained herein be construed to confer upon the Holders any other rights of shareholders of the Company.


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9.       MISCELLANEOUS.
         -------------

         All notices, certificates and other communications from or at the request of the Company to the Holder of any Option shall be mailed by first class, regular mail, postage prepaid, to such address as may have been furnished to the Company in writing by such Holder, or, until an address is so furnished, to the address of the last Holder, or, until an address is so furnished, to the address of the last Holder of such Options who has so furnished an address to the Company, except as otherwise provided herein. This Agreement and any of the terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof. This Agreement, together with the Employment Agreement, the Option Agreement and the Settlement Agreement, constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed as of the date first above written, in Cleveland, Ohio, by its proper corporate officers thereunto duly authorized.

                                                SUDBURY, INC.


                                                By:  /s/  Mark E. Brody
                                                    ---------------------
Attest:

/s/ Mary C. Farrar
- - -----------------------



The terms of the foregoing Agreement are hereby agreed to as of the date thereof.


/s/ Jacques R. Sardas
- - -----------------------
Jacques R. Sardas


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